Exhibit 10.43

COOPERATION AND RELEASE AGREEMENT

This Cooperation and Release Agreement (“Agreement”) is entered into this ___ day of May, 2021, by and between Richard S. Groberg and RSG Advisors LLC (collectively “Groberg”) and MJ Holdings, Inc. (“MJ” or the “Company”). Groberg and MJ are collectively referred to hereinafter as “Parties” in the plural or “Party” in the singular.

RECITALS

WHEREAS, the Parties entered into an Executive Employment Agreement, effective July 15, 2019, (the “Employment Agreement”), wherein Groberg agreed to be employed as the President of MJ for a period of three (3) years.

WHEREAS, Groberg served as President until January, 2020 at which time his employment with the Company ceased.

WHEREAS, a dispute has arisen between MJ and Groberg regarding the Employment Agreement and acts and/or inaction taken by Groberg during his employment with MJ.

WHEREAS, MJ is in the process of pursuing claims against Terrence Tierney (“Tierney”) for actions he took while he was employed with the Company and following his employment, including but not limited to, breach of his fiduciary duties, interference with contractual relations, self-dealing, interference with investors, and other various actions taken against the Company (“Tierney Action”).

WHEREAS, upon information and belief, Tierney has implicated Groberg as a co-actor with Tierney with regards to Tierney’s actions as set forth above (the “Dispute”).

WHEREAS, Groberg disputes that he was involved with Tierney in any actions that were taken against the Company, and if any actions were taken, disputes that they were done with malice or the intent to harm the Company.

WHEREAS, the Parties desire to work together in good faith to resolve any issues that may arise or relate to Groberg’s actions or inactions with respect to his involvement with the Company, the Tierney Action, and the Dispute.

WHEREAS, the Parties do not dispute that there are no outstanding payments, in wages, common stock, stock options, stock participation, deferred compensation, restricted stock units, executive stock purchase plan, restricted stock award, benefits, any stock incentive plans, stock compensation plan, or any other stock contemplated in and pursuant to the terms Employment Agreement. Any stock referenced or contemplated in the Employment Agreement shall be defined as “Stock” in this Agreement.

WHEREAS, Groberg agrees to relinquish all current Stock currently issued to and/or owned by him and waives any right to any future Stock of MJ or any of MJ’s successors in interest to effectuate the terms of this Agreement except for 100,000 shares which has been previously issued and which he shall keep.

WHEREAS, there are no oral agreements or otherwise between the Parties other than the Employment Agreement and the terms of this Agreement.

WHEREAS, the Parties do not dispute that there are no outstanding complaints, claims, or any action filed with any local, state, of federal government agency or organization regarding Groberg’s employment with MJ.

TERMS

NOW, THEREFORE, in consideration of the agreements and promises set forth below, and other good and valuable consideration, the receipt and sufficiency of which the Parties acknowledge, the Parties hereto agree to the following:

1. Cooperation. In consideration of the promises, terms, and agreements set forth herein to resolve the Dispute regarding Groberg’s employment with MJ and the Tierney Action, Groberg agrees to cooperate with MJ and provide all documentation, including but not limited to, text messages, emails, memorandum, communications, any form of written documents whatsoever, together with any other documents requested by MJ. Groberg agrees to preserve all of the aforementioned documentation and correspondence. Groberg warrants and represents that he has not disposed of or deleted any documentation or correspondence related to his employment with MJ. Additionally, Groberg will provide all documents and correspondence, facts, related to any incidents regarding Tierney and the pending Tierney Action and his ability to testify regarding the same.

2. Relinquishment of Stock. Groberg hereby relinquishes any and all interest in any Stock that he has in the Company and returns the same to the Company except for the amount of 100,000 shares which have previously been issued to him.

MUTUAL RELEASES.

3. With the exception of the duties and obligations arising under this Agreement, Groberg’s cooperation pursuant to Section 1 of this Agreement, and relinquishing all current Stock issued and/or owned by Groberg, MJ does hereby fully release and forever discharge Groberg and his agents, employees, representatives, attorneys, accountants, successors and assigns of and from any and all claims, debts, demands, accounts, accountings, costs, fees, charges, obligations, contracts, agreements, actions, causes of action, claims and claims for relief of every kind and nature whatsoever, known and unknown, anticipated and unanticipated, suspected and unsuspected, past and present arising from or concerning the Employment Agreement, Dispute, and Tierney.

4. With the exception of duties and obligations arising under this Agreement, Groberg does hereby fully release and forever discharge MJ and its agents, employees, representatives, attorneys, accountants, successors and assigns of and from any and all claims, debts, demands, accounts, accountings, costs, fees, charges, obligations, contracts, agreements, actions, causes of action, claims and claims for relief of every kind and nature whatsoever, known and unknown, anticipated and unanticipated, suspected and unsuspected, past and present arising from or concerning the Employment Agreement, Dispute, and Tierney.

5. The Parties acknowledge and confirm that they have carefully read the foregoing release provision in its entirety, that they known and understand the content’s thereof, and that they have signed the same as their own free act.

6. Notwithstanding the Parties respective waivers and releases as set forth herein, this Agreement does not serve to waive or release any claim by either Party that cannot be waived as a matter of law.

REMAINDER.

7. Mutual Warranties. Each Party warrants and represents that they have not assigned or transferred to any person not a party hereto any claim or matter, or any party of portion thereof, released under this Agreement. Each Party shall indemnify and hold harmless the other Party from and against any claims, including reasonable attorneys’ fees and costs, whether or not litigation is commenced, based on or in connection with or arising out of any such assignment or transfer, purported or claimed.

8. Binding Effect. This Agreement shall be binding upon, and inure to the benefit of the Parties, their executors, administrators, heirs, successors, assigns, officers, directors, shareholders, members, partners, agents, attorneys, representatives and employees.

9. Interpretation. All pronouns shall be deemed to refer to the masculine, feminine, or neuter, singular or plural, as the context in which they are used may require. All headings herein are inserted only for convenience and ease of reference, and are not to be considered in the interpretation of any provision of this Agreement. Numbered or lettered articles, sections and subsections herein contained refer to articles, sections and subsections of this Agreement unless otherwise expressly stated. In the event any claim is made by any Party relating to any conflict, omission or ambiguity in this Agreement, no presumption or burden of proof or persuasion shall be implied by virtue of the fact that this Agreement was prepared by or at the request of a particular Party or its counsel.

10. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Nevada.

11. Venue. The Parties agree that the Eighth Judicial District Court, District of Nevada is the appropriate forum for any action relating to this Agreement.

12. Severability. If any provision of this Agreement or the application of such provision to any person or circumstance shall be held invalid, the remainder of this Agreement or the application of such provision to persons or circumstances other than those to which it is held invalid shall not be affected thereby.

13. Notices. Any notice to be given or to be served upon the Parties in connection with this Agreement must be in writing via e-mail and will be deemed to have been given and received when delivered to the address specified by the Party to receive the notice.

If to MJ:

Jennings & Fulton, Ltd.

Adam R. Fulton, Esq.

2580 Sorrel Street

Las Vegas, Nevada 89146

afulton@jfnvlaw.com

If to Groberg:

Richard S. Groberg

1256 Panini Drive

Henderson, Nevada 89052

14. Amendments. All amendments to this Agreement must be in writing by an authorized representative of each Party.

15. Attorneys’ Fees. In any action aw law, in equity, or in arbitration to enforce any of the provision or rights under the Agreement, or for breach of any representation, warranty, or agreement set forth herein, the unsuccessful party to such litigation shall pay the prevailing party or parties all costs, expenses, and reasonable attorneys’ fees incurred therein.

16. Entire Agreement. Expect for any continuing obligations Groberg has under his Employment Agreement or any other Agreement he is a party to with the Company shall continue in force and effect, this Agreement supersedes any and all other agreements, either oral or in writing, between the Parties to resolve and settlement all outstanding disputes between the Parties. Each Party to the Agreement acknowledges that no representations, inducements, promises, or agreements, orally or otherwise, have been made by any Party, or anyone acting on behalf of any party, which are not embodied herein, and that no other agreement, statement, or promise not contained in this Agreement shall be valid or binding. Any modification of this Agreement will be effective only if it is in writing signed by each Party.

17. Times of the Essence. Time is of the essence of this Agreement and all of its terms, provisions, conditions, and covenants therein.

18. Waivers. No waiver by either Party hereto of a breach of any provision of the Agreement shall constitute a waiver of any preceding or succeeding breach of the Agreement.

19. Remedies Cumulative. The remedies under this Agreement are cumulative and shall not exclude any other remedies to which any person may be lawfully entitled.

The Parties enter into this Agreement voluntarily and of their own accord.

Dated this ___ day of _______, 2021	Dated this ___ day of _______, 2021

RICHARD S. GROBERG	MJ HOLDINGS, INC.

By:
Its:
RSG Advisors LLC

By:
Its:

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